SUB-ITEM 77Q1

The Amended and Restated By-Laws for the MFS Growth Opportunities Fund dated January 1, 2002, as revised June 23, 2004, are contained in Post-Effective Amendment No. 50 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR, under Rule 485 under the Securities At of 1933 on July 9, 2004. Such document is incorporated herein by reference.